                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)   December 19, 1997 (October
                                                 ----------------------------
23, 1997)
---------

                               The Pantry, Inc.
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                     33-72574                56-1574463
-----------------------------------------------------------------------------
  (State or other              (Commission             (I.R.S. Employer
   jurisdiction                 File Number)            Identification No.)
  of incorporation)


      1801 Douglas Drive, P. O. Box 1410, Sanford, North Carolina  27330
-----------------------------------------------------------------------------
           (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code      (919) 774-6700
                                                   -------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On October 23, 1997, The Pantry, Inc. (the "Company") acquired all of the outstanding capital stock of Lil' Champ Food Stores, Inc. ("Lil' Champ") from Docks U.S.A., Inc., an indirect subsidiary of Auchan S.A. The purchase price was $132,700,000 in cash and repayment by the Company of $10,694,335.77 of debt obligations of Lil' Champ. The source of funds for this acquisition was proceeds from the Company's $200 million private offering of 10-1/4% Senior Subordinated Notes due 2007 and $32.4 million equity investment by existing stockholders and management of the Company. Lil' Champ is an operator of 488 convenience stores in Florida and Georgia. The Company intends to continue to operate Lil' Champ as it has historically been operated.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

              Financial Statements of Lil' Champ Food Stores, Inc. for the Three Year Period Ended December 28, 1996 and Independent Auditors' Report and Unaudited Financial Statements for the Nine Months Ended September 27, 1997 and September 28, 1996.

              Independent auditors' report

               Balance Sheets as of December 30, 1995 and December 28, 1996
                and September 27, 1997 (Unaudited)

               Statements of Operations for the Years Ended December 31, 1994,
                December 30, 1995 and December 28, 1996 and the Nine Months Ended September 28, 1996 and September 27, 1997 (Unaudited)

               Statements of Shareholder's Equity for the Years Ended December
                31, 1994, December 30, 1995 and December 28, 1996 and the Nine Months Ended September 28, 1996 and September 27, 1997 (Unaudited)

               Statements of Cash Flows for the Years Ended December 31, 1994,
                December 30, 1995 and December 28, 1996 and the Nine Months Ended September 28, 1996 and September 27, 1997 (Unaudited)

               Notes to Financial Statements

          (b) PRO FORMA FINANCIAL INFORMATION.

              Unaudited Pro Forma Financial Data as of and for the Year Ended September 25, 1997.

                    Balance Sheet
                    Statement of Operations

          (c) EXHIBITS.

               2.1 Stock Purchase Agreement, dated as of August 26, 1997, by and between PH Holding Corporation and Docks U.S.A., Inc.

               2.2 Assignment and Assumption Agreement, dated as of October 23, 1997, by and between The Pantry, Inc. and PH Holding Corporation.

               27.1 Financial Data Schedule for the Year Ended September 25,
                    1997.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  December 19, 1997
                 -----------------


                              THE PANTRY, INC.


                              By:   /s/ Peter J. Sodini
                                    -------------------------------------
                                    Peter J. Sodini
                                    President and Chief Executive Officer

INDEPENDENT AUDITORS' REPORT

Board of Directors
Lil' Champ Food Stores, Inc.
Jacksonville, Florida

We have audited the accompanying balance sheets of Lil' Champ Food Stores, Inc. (a wholly-owned subsidiary of Docks U.S.A., Inc.) as of December 30, 1995 and December 28, 1996, and the related statements of operations, shareholder's equity, and cash flows for the three years in the period ended December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lil' Champ Food Stores, Inc. as of December 30, 1995 and December 28, 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 28, 1996 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Jacksonville, Florida
February 14, 1997

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS
 U.S.A., INC.)


BALANCE SHEETS
(DOLLAR AMOUNTS IN THOUSANDS)
-----------------------------------------------------------------------------------------

                                         DECEMBER 30,   DECEMBER 28,   SEPTEMBER 27,
                                            1995           1996            1997
                                                                       (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and equivalents                      $ 13,553    $ 19,510        $  9,506
  Certificates of deposit                        805         805             805
  Receivables, net of allowance for
   doubtful
    accounts (1995-$0; 1996-$21;               1,518       1,820           1,824
     1997-$21)
  Environmental receivables, current
   portion,
    net of allowance for uncollectible
    amounts (1995-$545; 1996-$710;             1,798       2,066           1,330
     1997-$515)
  Inventories                                 17,072      17,938          18,017
  Prepaid income taxes                            68       2,784             545
  Current portion of deferred income             313
   taxes
  Prepaid expenses and other assets            1,444       1,365           1,032
  Due from affiliates                            238         225             304
                                            --------    --------        --------

           Total current assets               36,809      46,513          33,363
                                            --------    --------        --------


PROPERTY, EQUIPMENT AND
  LEASEHOLD IMPROVEMENTS,
  net of accumulated depreciation and
  amortization (1995-$56,543;
  1996-$62,062; 1997-$61,848)                110,083     117,354         119,158

BUILDINGS UNDER CAPITAL LEASES, net of
  accumulated amortization (1995-$7,592;
  1996-$7,895; 1997-$8,664)                    8,210      11,264          10,396

OTHER ASSETS:
  Investment in The Eli Witt Company           2,037
  Goodwill, net of accumulated
   amortization
    (1995-$4,391; 1996-$5,166;                14,981      14,206          13,625
     1997-$5,747)
  Environmental receivables, net of
   allowance
    for uncollectible amounts
    (1995-$1,013; 1996-$429; 1997-$734)        3,341       1,249           1,521
  Other                                        1,076         921           1,042
                                            --------    --------        --------

           Total other assets                 21,435      16,376          16,188
                                            --------    --------        --------

TOTAL ASSETS                                $176,537    $191,507        $179,105
                                            ========    ========        ========

See notes to financial statements.                                 (Continued)


LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

BALANCE SHEETS
(DOLLAR AMOUNTS IN THOUSANDS)
-----------------------------------------------------------------------------------------


                                           DECEMBER 30,   DECEMBER 28,    SEPTEMBER 27,
                                               1995           1996             1997
                                                                           (UNAUDITED)
LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable, trade                      $ 12,841       $ 18,287         $ 19,612
  Current portion of obligations under              871          1,037              990
   capital leases
  Current portion of long-term debt               4,353          4,355           10,700
  Accrued compensation and employee               1,867          2,146            2,182
   benefits
  Current portion of accrued workers'
   compensation self insurance                    2,579          2,271            2,261
  Accrued medical and health insurance              900            630              565
  Accrued interest                                  179            272               46
  Lottery payable                                 1,828          2,131            1,657
  Other taxes payable                             4,809          2,766            4,081
  Deferred income taxes payable                                     90              159
  Money orders trust fund payable                   242           (309)             766
  Other accrued liabilities                       4,536          4,690            5,378
                                               --------       --------         --------

           Total current liabilities             35,005         38,366           48,397
                                               --------       --------         --------

DEFERRED INCOME                                     211            298              259
DEFERRED INCOME TAXES                             7,856         10,060            9,824
OBLIGATIONS UNDER CAPITAL LEASES,
  less current portion                            9,604         12,547           11,837
ACCRUED WORKERS' COMPENSATION
  SELF-INSURANCE
    less current portion                          6,391          6,674            7,713
ENVIRONMENTAL RESERVE                                                             3,150
LONG-TERM DEBT, less current portion             18,050         22,695
DUE TO DOCKS de FRANCE, S.A.                     12,000          6,000
                                               --------       --------         --------

          Total liabilities                      89,117         96,640           81,180
                                               --------       --------         --------

COMMITMENTS AND CONTINGENCIES
  (Notes 4, 6, 8 and 11)

SHAREHOLDER'S EQUITY:
  Common stock; authorized issued and
    outstanding 500 shares of $1 par                  1              1                1
     value
  Additional paid-in capital                     67,966         67,966           67,966
  Retained earnings                              19,453         26,900           29,958
                                               --------       --------         --------

          Total shareholder's equity             87,420         94,867           97,925
                                               --------       --------         --------

TOTAL LIABILITIES AND
  SHAREHOLDER'S EQUITY                         $176,537       $191,507         $179,105
                                               ========       ========         ========

See notes to financial statements.                               (Concluded)


LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT STORE DATA)
------------------------------------------------------------------------------------------------------------------------


                                                          YEARS ENDED                            NINE MONTHS ENDED
                                          ---------------------------------------------  ---------------------------------
                                           DECEMBER 31,    DECEMBER 30,    DECEMBER 28,    SEPTEMBER 28,   SEPTEMBER 27,
                                               1994            1995           1996             1996           1997
                                                                                                   (UNAUDITED)

Number of stores in operation
  at end of period                                  508             501          495              499            488
                                               ========        ========     ========         ========       ========


REVENUES:
  Gasoline sales                               $248,507        $257,056     $278,905         $207,208       $214,676
  Merchandise sales                             212,310         217,282      226,146          171,322        177,426
  Commissions                                     7,683           7,978        8,164            5,979          5,971
                                               --------        --------     --------         --------       --------
          Total revenues                        468,500         482,316      513,215          384,509        398,073
                                               --------        --------     --------         --------       --------

COST OF SALES:
  Gasoline                                     $219,736        $227,592      251,614          186,110        193,499
  Merchandise                                   139,054         143,598      148,877          112,909        116,879
                                               --------        --------     --------         --------       --------
          Total cost of sales                   358,790         371,190      400,491          299,019        310,378
                                               --------        --------     --------         --------       --------

GROSS PROFIT                                    109,710         111,126      112,724           85,490         87,695
                                               --------        --------     --------         --------       --------

  Store operating expense                        68,524          70,289       73,721           55,486         56,339
  General and administrative expenses            17,965          15,452       14,191           11,397         12,581
  Environmental contamination charge                                                                           3,381
  Depreciation and amortization                  11,954          11,568       11,361            8,439          8,989
                                               --------        --------     --------         --------       --------
          Total operating expenses               98,443          97,309       99,273           75,322         81,290
                                               --------        --------     --------         --------       --------


INCOME FROM OPERATIONS                           11,267          13,817       13,451           10,168          6,405

OTHER INCOME (EXPENSE):
  Interest expense                               (3,938)         (3,219)      (2,670)          (1,994)        (1,712)
  Miscellaneous                                   1,730           1,873        1,647              865            588
                                               --------        --------     --------         --------       --------
          Total other expense                    (2,208)         (1,346)      (1,023)          (1,129)        (1,124)
                                               --------        --------     --------         --------       --------

INCOME BEFORE INCOME TAXES                        9,059          12,471       12,428            9,039          5,281
INCOME TAX EXPENSE                               (3,733)         (4,985)      (4,981)          (3,622)        (2,223)
                                               --------        --------     --------         --------       --------

NET INCOME                                     $  5,326        $  7,486     $  7,447         $  5,417       $  3,058
                                               ========        ========     ========         ========       ========

See notes to financial statements.

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

STATEMENTS OF SHAREHOLDER'S  EQUITY
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 and DECEMBER 28, 1996 (IN THOUSANDS EXCEPT SHARE DATA)

--------------------------------------------------------------------------------------------------------------------------


                                       COMMON STOCK
                             -----------------------------        ADDITIONAL
                                                PAR                PAID-IN          RETAINED
                                SHARES         VALUE               CAPITAL          EARNINGS          TOTAL

BALANCE, DECEMBER 25, 1993         500          $  1               $67,966           $ 6,641        $74,608

  Net income                                                                           5,326          5,326
                                   ---          ----               -------           -------        -------

BALANCE, DECEMBER 31, 1994         500             1                67,966            11,967         79,934

  Net income                                                                           7,486          7,486
                                   ---          ----               -------           -------        -------

BALANCE, DECEMBER 30, 1995         500             1                67,966            19,453         87,420

  Net income                                                                           7,447          7,447
                                   ---          ----               -------           -------        -------

BALANCE, DECEMBER 28, 1996         500          $  1               $67,966           $26,900        $94,867
                                   ===          ====               =======           =======        =======


See notes to financial statements.

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------------------


                                                                 YEARS ENDED                              NINE MONTHS ENDED
                                             --------------------------------------------------   ----------------------------------
                                             DECEMBER 31,        DECEMBER 30,      DECEMBER 28,    SEPTEMBER 28,     SEPTEMBER 27,
                                                1994                1995              1996             1996              1997
                                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                  $  5,326             $  7,486        $  7,447         $  5,417          $  3,058
  Adjustments to reconcile net income to
   cash provided by operating activities:
    Depreciation and  amortization              11,954               11,568          11,361            8,439             8,989
    Loss on investment                           1,500                                   37
    (Gain) loss on sale of assets                  (12)                 225             (90)             193               132
  Changes in assets and liabilities
    Deferred income taxes                       (1,037)                (744)          2,607                               (167)
    Receivables                                    387                  (10)           (302)            (300)               (4)
    Inventories                                    130                 (467)           (866)          (1,352)              (79)
    Prepaid taxes                                  213                  (68)         (2,716)            (507)            2,239
    Prepaid expenses and other assets           (1,227)                  89           2,058            1,416               676
    Due from affiliates                                                 (43)             13               43               (79)
    Accounts payable, trade                       (901)                 795           5,446            5,630             1,325
    Enviromental Reserve                                                                                                 3,150
    Other liabilities                            3,173                 (345)         (2,066)           2,148             3,565
    Income taxes payable                           598                 (598)
    Accrued interest                                71                  (67)             93               92              (226)
                                              --------             --------        --------         --------          --------
       Net cash provided by operating
        activities                              20,175               17,821          23,022           21,219            22,579
                                              --------             --------        --------         --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, equipment and
   leasehold improvements                       (7,738)             (11,977)        (21,353)         (16,124)          (10,153)
  Proceeds from sale of  property
   equipment and leasehold improvements          1,918                  632           4,708            3,176               677
  Proceeds related to Eli Witt investment                                             2,000
                                              --------             --------        --------         --------          --------
       Net cash used in investing
        activities                              (5,820)             (11,345)        (14,645)         (12,948)           (9,476)
                                              --------             --------        --------         --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Additional borrowings under long-term debt     9,000                2,000          20,000                             12,000
  Payments to Docks de France, S.A.             (6,000)              (6,000)         (6,000)          (6,000)           (6,000)
  Principal payments under long-term debt      (15,603)              (4,862)        (15,353)          (7,348)          (28,350)
  Principal payments under capital lease
   obligations                                  (1,364)                (921)         (1,067)            (890)             (757)
                                              --------             --------        --------         --------          --------
       Net cash used in financing
         activities                            (13,967)              (9,783)         (2,420)         (14,238)          (23,107)
                                              --------             --------        --------         --------          --------
NET INCREASE (DECREASE)                            388               (3,307)          5,957           (5,967)          (10,004)
CASH AND EQUIVALENTS, BEGINNING OF YEAR         16,472               16,860          13,553           13,553            19,510
                                              --------             --------        --------         --------          --------
CASH AND EQUIVALENTS, END OF YEAR               16,860             $ 13,553        $ 19,510         $  7,586          $  9,506
                                              ========             ========        ========         ========          ========
CASH PAID FOR:
  Interest                                    $  3,867             $  3,286        $  2,577         $  1,902          $  1,937
                                              ========             ========        ========         ========          ========
  Income taxes                                $  3,959             $  6,438        $  5,090         $  4,130          $  2,250
                                              ========             ========        ========         ========          ========
See notes to financial statements.

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 and DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION)
--------------------------------------------------------------------------------

1. COMPANY'S BUSINESS

   Lil' Champ Food Stores, Inc. ("LCFS"). LCFS is a convenience store chain operating in central and northern Florida and southeastern Georgia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   FISCAL YEAR - The Company operates on the basis of a 52-53 week fiscal year ending on the last Saturday in December. The years ended December 28, 1996 and December 30, 1995 consisted of 52 weeks. The year ended December 31, 1994 consisted of 53 weeks.

   UNAUDITED FINANCIAL STATEMENTS - In the opinion of management, the statements of Operations and Cash Flows for the nine months ended September 28, 1996 and September 27, 1997 and the Balance Sheet as of September 27, 1997 include all adjustments (which include only normal recurring adjustments) necessary to present the financial position and results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles.

   CASH AND EQUIVALENTS - LCFS considers all investments with an original maturity of three months or less to be cash equivalents.

   CERTIFICATES OF DEPOSIT - Certificates of deposit for $500,000 secure a standby letter of credit and are pledged to the State of Georgia as security for payment of workers' compensation claims.

   Certificates of deposit for $305,000 are pledged to the State of Florida as security for payment of workers' compensation claims.

   INVENTORIES - Merchandise inventories are valued at the lower of last-in, first-out (LIFO) cost or market using the retail method. Information relating to the first-in, first-out (FIFO) method may be useful in comparing operating results to those companies not on LIFO. If the FIFO method had been used by the Company, merchandise inventory would have been $2,906,000, $3,112,000 and $3,086,000 higher than as reported as of December 28, 1994, December 30, 1995 and December 31, 1996. Due to the LIFO method of inventory valuation, income before income taxes was increased by $86,000 and $206,000 for the years December 31, 1994 and December 30, 1995 and decreased by $26,000 for the year ended December 28, 1996.

   Gasoline is valued at the lower of FIFO cost or market.

LIL' CHAMP FOOD STORES, INC.
(A Wholly-Owned Subsidiary of Docks U.S.A., Inc.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------

  PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Property, equipment and leasehold improvements are stated at cost, which includes cost of construction, property taxes and interest incurred during development. Depreciation and amortization for financial reporting purposes are computed using the straight-line method based upon the following estimated useful lives in years:


       Buildings                                   18-30
       Office and store equipment                  3-15
       Automotive equipment                        3-4
       Leasehold improvements,                     Shorter of the initial lease
       equipment and buildings                     term or estimated useful
       under lease                                 life of asset.

  Repairs and maintenance are charged to income; major expenditures for renewals and betterments are capitalized. When items of property are sold or otherwise disposed of, the related costs and accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are credited or charged to income.

  INVESTMENT IN THE ELI WITT COMPANY - The Company accounts for its investment in The Eli Witt Company ("Eli Witt"), formerly known as Certified Grocers of Florida, Inc., at lower of cost or estimated market. Writedowns of this investment are considered to be permanent diminutions in value.

  GOODWILL - Goodwill is being amortized using the straight-line method over twenty-five years.

  LEASING ARRANGEMENTS - A substantial portion of the Company's operations are conducted in leased premises. Some leases on convenience store locations provide for a base rental amount per month and contingent additional rentals if an annual gross sales floor is exceeded. Renewal options generally provide for multiple terms of five years each and in some instances are at increased rentals. Some leases require the Company to pay real estate taxes and other expenses.

  Certain building and equipment leases have been capitalized and are being amortized over the shorter of the lease term or the estimated useful life of the asset. All other leases are accounted for as operating leases. In most cases, management expects that leases will be renewed or replaced by other leases in the normal course of business.

  WORKERS' COMPENSATION SELF-INSURANCE - The Company self-insures its exposure to workers' compensation claims up to certain limits. The Company records estimated liabilities based on currently available information. Ultimate claims and expenses may vary from the current estimates and as adjustments become necessary, they are recorded in earnings in the periods in which they become known.

  GROUP HEALTH SELF INSURANCE - The Company self-insures its group health insurance claims to certain limits per occurrence. Estimated liabilities are based on prior years' experience on claims and on current year fixed administrative costs.

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------

  INCOME TAXES - The Company's parent files consolidated Federal income tax returns. For financial statement purposes, the Company determines its income tax liability and provisions using the separate return method.

  Deferred income taxes are provided on temporary differences between the financial reporting and the tax basis of the Company's assets and liabilities.

  DEFERRED INCOME - Gains resulting from sale/leaseback transactions involving land and buildings have been deferred. Such gains are being amortized in proportion to the amortization of the leased asset, if a capital lease, or in proportion to the related gross rental charged to expense over the lease term, if an operating lease.

  USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

  A summary of property, equipment and leasehold improvements, net, follows (in thousands):


                                DECEMBER 30,   DECEMBER 28,
                                    1995          1996

  Land                              $ 44,581       $ 44,894
  Buildings                           30,172         29,000
  Store equipment                     26,327         34,539
  Leasehold improvements               7,629          7,468
  Automotive equipment                   547            581
  Office equipment                       589            587
  Construction in progress               238            285
                                    --------       --------
                                    $110,083       $117,354
                                    ========       ========

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------

4. LEASES

   CAPITAL LEASES - Minimum future lease payments under capital leases at December 28, 1996 are as follows (in thousands):


        FISCAL YEAR ENDING:

               1997                                     $ 2,274
               1998                                       2,170
               1999                                       2,083
               2000                                       2,039
               2001                                       1,973
               Thereafter                                10,750
                                                        -------
               Total minimum lease payments              21,289
               Less interest portion                     (7,705)
                                                        -------
               Present value of minimum lease
               payments (current portion of $1,037)     $13,584
                                                        =======

  OPERATING LEASES - Rent expense for the years December 28, 1994, December 30, 1995 and December 31, 1996 was approximately $7,658,000, $7,935,000 and
  $8,552,000. Minimum annual rentals under noncancellable leases having an initial or remaining term of more than one year at December 28, 1996 are as follows (in thousands):


        FISCAL YEAR ENDING:

               1997                                      $ 4,672
               1998                                        4,342
               1999                                        3,995
               2000                                        3,465
               2001                                        2,756
               Thereafter                                  9,865
                                                         -------

               Total                                     $29,095
                                                         =======

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 and DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (Continued)
--------------------------------------------------------------------------------

5. LONG-TERM DEBT

   At December 30, 1995 and December 28, 1996 long-term debt comprised the following (in thousands):

                                                                           1995         1996
          Borrowings under revolving credit agreement with
          Credit Lyonnais; interest is based on the New York
          interbank eurodollar market rate ("Eurorate") plus .4%
          (6.30% and 6.08% at December 30, 1995 and
          December 28, 1996); expiring January 31, 1997.
          Guaranteed by Docks de France, S.A.                            $ 6,000      $ 3,000

          Note payable to bank under a commitment for total
          borrowings up to $8,000 at a variable rate (6.684% and
          6.50% at December 30, 1995 and December 28, 1996),
          payable in annual installments of 16.67% of the loan
          balance payable January 1996 and 1997 and the
          balance due January 1998; guaranteed by Docks de France, S.A.    5,334        4,001

          Borrowings under $20,000 revolving credit agreement
          with Credit Lyonnais; interest is based on the Paris
          Interbank Official Rate ("PIBOR") plus .25% (5.84%
          at December 28, 1996), maturing on June 8, 1998.
          Guaranteed by Docks de France, S.A.                                          20,000

          Borrowings under $15,000 revolving credit agreement with
          Societe Generale; interest is based on the Eurorate plus
          .35% (6.314% at December 30, 1995), guaranteed by
          Docks de France, S.A.  On December 30, 1996 the
          Company secured a letter of intent to extend this credit
          facility for one year.                                          11,000

          Other notes and mortgages payable, generally due in
          monthly installments of principal plus interest at various
          rates and terms                                                     69           49
                                                                         -------      -------
                                                                          22,403       27,050
          Less current portion                                            (4,353)      (4,355)
                                                                         -------      -------
                                                                         $18,050      $22,695
                                                                         =======      =======

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (Continued)
--------------------------------------------------------------------------------

  The borrowings with Credit Lyonnais require the Company to obtain consent from Credit Lyonnais before paying any dividends.

  Because the Company has the ability and the intent to refinance $6,000,000 of borrowings from Docks de France, S.A. otherwise coming due during 1997, this amount has been reclassified from current liabilities to long-term as of December 28, 1996.

  Aggregate principal payments required on long-term debt during each of the fiscal years ending subsequent to December 28, 1996 are as follows (in thousands):


       FISCAL YEAR ENDING IN:

        1997                                                             $ 4,355
        1998                                                              22,691
        1999                                                                   4
                                                                         -------

                                                                         $27,050
                                                                         =======

  6. RELATED PARTY TRANSACTIONS

  Certain premises used by LCFS in its operations are leased under arrangements with related parties. Rental payments under such leases for the years ended December 28, 1994, December 30, 1995 and December 31, 1996 were approximately $2,408,000, $2,417,000 and $2,582,000. Required future rentals, which relate to both capital and operating leases, at December 28, 1996 are as follows (in thousands):


       FISCAL YEAR ENDING IN:

        1997                                                           $ 2,825
        1998                                                             2,813
        1999                                                             2,749
        2000                                                             2,672
        2001                                                             2,600
        Thereafter                                                      12,498
                                                                       -------

                                                                       $26,157
                                                                       =======

  Sunbelt Wholesale, a company controlled by Robert Jackson, a brother of an officer of the Company, furnishes certain supplies to the Company. Payments to Sunbelt Wholesale were approximately $1,996,000, $2,233,000 and $2,102,000 for the years ended December 28, 1994, December 30, 1995 and December 31, 1996.

LIL' CHAMP FOOD STORES, INC.

(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------
  Allsafe Security Systems, Inc. and Allsafe Paging Systems, Inc., companies controlled by Lester Jackson, a brother of an officer of the Company, supplies burglar alarms, security systems and an alerting system which allows mobility to store personnel. This equipment is subject to a monthly rental fee plus charges for initial installation and maintenance. Approximately $1,064,000, $882,000 and $1,207,000 was expended for this service for the years ended December 28, 1994, December 30, 1995 and December 31, 1996.

  The $6,000,000 due to Docks de France, S.A. is payable June 25, 1997. Interest accrues at 6.6% per annum. Interest of $1,386,000, $990,000 and $594,000 was paid for the years ended December 28, 1994, December 30, 1995 and December 31, 1996. See note 5 related to the classification of this amount.

  LCFS paid Docks U.S.A., Inc. approximately $500,000 of service agreement fees for the years ended December 28, 1994, December 30, 1995 and December 31, 1996.

  During 1996, the company entered into sale-leaseback transactions with a director whereby buildings were sold to the director for $4,176,000. This same property was then leased back to the company. The leases were classified as capital leases, therefore the underlying property was capitalized and the obligation recognized.

7. INCOME TAXES

  The provision for income taxes for the years ended December 31, 1994, December 30, 1995 and December 28, 1996 is comprised of the following (in thousands):


                                  1994       1995      1996

Current:
  Federal                       $ 4,115     $4,897     $2,028
  State                             655        832        346
                                -------     ------     ------
                                  4,770      5,729      2,374
                                -------     ------     ------
Deferred:
  Federal                        (2,009)      (634)     2,223
  State                             972       (110)       384
                                -------     ------     ------
                                 (1,037)      (744)     2,607
                                -------     ------     ------

Provision for income taxes      $ 3,733     $4,985     $4,981
                                =======     ======     ======


LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------

  Income taxes, for the years ended December 31, 1994, December 30, 1995 and December 28, 1996, differ from the amount computed by applying the federal statutory corporate rate to earnings before income taxes. The amounts of such differences (in thousands) and the reasons are set forth in the table below:


                                             1994       1995      1996

Provision based on federal income tax
 rate                                       $3,080     $4,240     $4,226
State income taxes - net of federal
 income tax benefit                            456        580        481
Nondeductible amortization                     267        267        267
Other                                          (70)      (102)         7
                                            ------     ------     ------

Actual provision for income taxes           $3,733     $4,985     $4,981
                                            ======     ======     ======

  The types of temporary differences and their related tax effects which create deferred tax liabilities at December 30, 1995 and December 28, 1996 are summarized below (in thousands):


                                            1995       1996

Deferred tax liabilities:
  Fixed asset basis differences            $ 7,960    $10,525
  Reserve for LIFO                           1,821      1,582
  Deductible prepaids                        3,066      1,762
  Other                                                   609
                                           -------    -------
                                            12,847     14,478
                                           -------    -------

Deferred tax assets:
  Capital leases                               853        874
  Writedown of investment in Eli Witt          516
  Self-insured liabilities                   3,719      3,454
  Other                                        216
                                           -------    -------
                                             5,304      4,328
                                           -------    -------

Net deferred tax liability                 $ 7,543    $10,150
                                           =======    =======

8. COMMITMENTS AND CONTINGENCIES

  The Company is a party to various lawsuits, threatened suits and claims. It is the opinion of management that the resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION)(Continued)
--------------------------------------------------------------------------------

9. CASH FLOW

  Supplemental disclosure of noncash investing and financing activities (in thousands):


                                                     1994    1995    1996
      Additional capital lease obligations
      on buildings                                  $ 485   $ -0-    $4,176
                                                    =====   =====    ======

10. RETIREMENT SAVINGS PLAN

    LCFS has a 401(k) plan for all full-time employees who are 21 years of age or older and who have been employed one year with at least 1,000 hours of service. Participants can contribute 1% to 10% of their salary, not to exceed a maximum allowable contribution amount. Participant contributions are 100% vested. Distributions may be made at employment termination, retirement, or in the event participants are disabled or can demonstrate financial hardship. The Company matches an amount equal to 15% of the participants' contribution. The total contribution for the years ended December 31, 1994, December 30, 1995 and December 28, 1996 was $85,000, $83,000 and $98,000.

11. ENVIRONMENTAL MATTERS

    The ownership and/or operation of underground storage tanks is subject to federal, state and local laws and regulations.

    Prior to 1996, LCFS was involved in evaluating and cleaning up environmental contamination caused by releases of petroleum products at its stores. The costs related to this process are reimbursable from state programs in both Florida and Georgia, which are funded from taxes and fees paid based on the purchase of petroleum products. The Company has not been able to reasonably estimate that amount which will be reimbursed by the state of Georgia; therefore, amounts expended for clean-up in Georgia have generally been expensed and although some portion of this amount may be reimbursed in the future the Company has not recorded a receivable for such amounts. LCFS has recorded receivables for amounts recoverable from the state of Florida and outside engineering firms and has provided an allowance on environmental receivables of $1,558,000 and $1,139,000 as of December 30, 1995 and December 28, 1996 and $1,249,000 (unaudited) as of September 27, 1997. This allowance is an estimate of amounts that LCFS has incurred that may not be reimbursed by the state of Florida and outside engineering firms.

    In prior years, LCFS entered into agreements with outside engineering firms to assume the clean-up of contamination sites in Florida. Under these arrangements LCFS was still responsible for the clean-up of the sites but LCFS did not incur significant expenditures to complete the clean-up of existing sites. LCFS had expended funds which were submitted to the State for reimbursement by the outside engineering firms. These amounts, which represent approximately 48% of the gross environmental receivable, will be reimbursed directly to the engineering firms who will in-turn reimburse LCFS.

LIL' CHAMP FOOD STORES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF DOCKS U.S.A., INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996 (UNAUDITED AS TO SEPTEMBER 27, 1997 INFORMATION) (CONTINUED)
--------------------------------------------------------------------------------
    During 1996, new legislation was enacted by the State of Florida which replaced the State's previous reimbursement program. All expenditures incurred through March 29, 1995 and submitted for reimbursement by December 31, 1996 will be evaluated and reimbursed on the same basis as prior submissions. Under the new legislation, the State has assumed the responsibility for clean-up of registered sites assessed and reported to the State under the previous program, but not yet remediated, exclusive of tank or other hardware replacement.

    Georgia Underground Storage Tank Fund - Remediation of contaminated sites in Georgia will be reimbursed under the state program for eligible costs to a maximum of $1,000,000 per site. A $10,000 deductible applies to each site. All LCFS sites in Georgia qualify for coverage from this fund. LCFS does not currently expect remediation at any of its sites to exceed $1,000,000 of coverage.

    Florida Underground Storage Tank Fund - Remediation of contaminated sites in Florida is eligible for reimbursement under the state's program. For incidents discovered and reported to the state prior to July 1, 1992, the state will reimburse for all eligible remediation costs to a maximum of $1,000,000 per incident with an annual aggregate of $2,000,000 per facility. For incidents discovered from July 1, 1992 to June 30, 1993, the state will reimburse for all eligible reimbursement costs to a maximum of $1,000,000 subject to a $1,000 deductible. For incidents discovered from July 1, 1993 to December 31, 1993, the state will reimburse for all eligible reimbursement costs to a maximum of $1,000,000 subject to a $5,000 deductible. For incidents discovered from January 1, 1994 to December 31, 1996 the maximum reimbursement was reduced to $300,000 per site with a $10,000 deductible. For incidents discovered subsequent to December 31, 1996, the maximum reimbursement was reduced to $150,000 per site with a $10,000 deductible. For incidents discovered subsequent to December 31, 1998 no costs will be eligible for reimbursement under this program. LCFS is responsible for all costs in excess of the state limits. Notwithstanding this schedule of limits, certain of the LCFS sites are covered under the other Florida "trust fund" programs pursuant to which the state will pay all required costs.

    During 1997 management of the Company did a comprehensive review of the status of its stores as it relates to environmental remediation and as a result decided to record an enviromental contamination charge as of September 27, 1997 of approximately $3,381,000 (Unaudited).

    In October 1996, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, Environmental Remediation Liabilities. SOP 96-1 provides authoritative guidance on specific accounting issues that are present in the recognition, measurement, display and disclosure of environmental remediation liabilities. The provisions of this SOP are effective for fiscal years beginning after December 15, 1996. The Company's management does not believe the adoption of this statement will have a material impact on the Company's financial statements.

12. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of all of the Company's financial instruments approximates their fair value.

13. SUBSEQUENT EVENT (UNAUDITED).

    On October 23, 1997, The Pantry, Inc. purchased all the capital stock of LCFS for $132.7 million in cash and repaid all outstanding indebtedness of LCFS.

                       UNAUDITED PRO FORMA FINANCIAL DATA


    The following unaudited pro forma consolidated financial data (the "Unaudited Pro Forma Financial Data") of the Company have been derived by the application of pro forma adjustments to the historical financial statements of The Pantry and Lil' Champ for the periods indicated. The adjustments are described in the accompanying notes.

    The Unaudited Pro Forma Financial Data give effect to the Transactions as if these transactions occurred as of September 25, 1997, for purposes of the balance sheet data, and on September 27, 1996, for purposes of the statement of operations data. The Unaudited Pro Forma Financial Data do not give effect to any transactions other than the Transactions and those discussed in the accompanying notes. The Unaudited Pro Forma Financial Data are provided for informational purposes only and do not purport to represent the results of operations or financial position of the Company had the transactions in fact occurred on such dates, nor do they purport to be indicative of the financial position or results of operations as of any futures date or for any future period.

    The Lil' Champ Acquisition will be accounted for using the purchase method of accounting. The total cost of the Lil' Champ Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the time the Lil' Champ Acquisition was consummated. The excess of the purchase price over the historical basis of the net assets acquired has not been allocated in the accompanying Unaudited Pro Forma Financial Data. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable. The actual allocation of the purchase price, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

                     UNAUDITED PRO FORMA BALANCE SHEET DATA
                               September 25, 1997
                             (dollars in thousands)

                                                                    Historical                 Adjustments
                                                            --------------------------     -------------------
                                                            The Pantry      Lil' Champ       The Transactions        Pro Forma
                                                            ----------      ----------     -------------------       ---------
Assets:
Current assets:
  Cash and cash equivalents.................................  $  3,347       $  9,506            $ 17,674 (a)         $ 30,527
                                                              --------       --------            --------             --------
  Certificates of deposit...................................       --             805                 --                   805
  Receivables, net..........................................     2,101          3,154                 --                 5,255
  Inventories...............................................    17,161         18,017                 --                35,178
  Prepaid expenses..........................................     1,204          1,881                 --                 3,085
  Property held for sale....................................     3,323            --                  --                 3,323
  Deferred income taxes.....................................     1,142            --                  --                 1,142
                                                              --------       --------            --------             --------
    Total current assets....................................    28,278         33,363              17,674               79,315
                                                              --------       --------            --------             --------
Property and equipment, net.................................    77,986        129,554                 --               207,540
Other assets:
  Goodwill, net.............................................    20,318         13,625              40,495 (b)           74,438
  Deferred lease cost, net..................................       314            --                  --                   314
  Deferred financing cost, net..............................     4,578            --                6,989 (c)           11,567
  Environmental receivables, net............................     6,511          1,521                 --                 8,032
  Deferred income taxes.....................................       156            --                  --                   156
  Other.....................................................     4,658          1,042              (4,049)(a)            1,651
                                                              --------       --------            --------             --------
     Total other assets.....................................    36,535         16,188              43,435               96,158
                                                              --------       --------            --------             --------
Total assets................................................  $142,799       $179,105            $ 61,109             $383,013
                                                              ========       ========            ========             ========

Liabilities and Shareholders' Equity
Current Liabilities:
   Current maturities of long-term debt.....................  $     33       $ 10,700            $(10,700)(a)         $     33
   Current maturities of capital lease
    obligations.............................................       285            990                 --                 1,275
   Accounts payable.........................................    19,057         20,378                 --                39,435
   Accrued expenses.........................................    17,148         16,329                (500)(d)           32,977
                                                              --------       --------            --------             --------
     Total current liabilities..............................    36,523         48,397             (11,200)              73,720
                                                              --------       --------            --------             --------
Senior notes payable, 12%, due November 15, 2000............   100,000            --              (51,000)(a)           49,000
Senior subordinated notes...................................       --             --              200,000 (a)          200,000
Other long-term debt........................................       305            --                  --                   305
                                                              --------       --------            --------             --------
  Total long-term debt......................................   100,305            --              149,000              249,305
                                                              --------       --------            --------             --------
Other non-current liabilities:
  Environmental reserve.....................................     7,806          3,150                 --                10,956
  Capital lease obligations.................................       679         11,837                 --                12,516
  Employment obligations....................................     1,341            --                  --                 1,341
  Accrued dividends on preferred stock......................     7,958            --                  --                 7,958
Deferred income taxes.......................................       --           9,824              (3,844)(e)            5,980
  Other.....................................................     6,060          7,972                 --                14,032
                                                              --------       --------            --------             --------
    Total other non-current liabilities.....................    23,844         32,783              (3,844)              52,783
                                                              --------       --------            --------             --------
Shareholders' equity:
  Preferred stock...........................................       --             --                  --                   --
  Common stock..............................................         1              1                  (1)(f)                1
  Additional paid-in capital................................     5,396         67,966             (36,966)(a)(f)        36,396
  Retained earnings (deficit)...............................   (23,270)        29,958             (35,880)(f)          (29,192)
    Total shareholders' equity..............................   (17,873)        97,925             (72,847)               7,205
                                                              --------       --------            --------             --------
Total liabilities and shareholders' equity..................  $142,799       $179,105            $ 61,109             $383,013
                                                              ========       ========            ========             ========

              See Notes to Unaudited Pro Forma Balance Sheet Data

                Notes to Unaudited Pro Forma Balance Sheet Data

(a)  Reflects the following:

Cash Inflows:
Proceeds from issuance of Notes...................................... $200,000
Proceeds from Equity Investment......................................   32,400
                                                                      --------
Total cash inflows...................................................  232,400
                                                                      --------

Cash Outflows:
Purchase price of Lil' Champ Acquisition (net of cash
 in escrow of $4,049)................................................  128,651
Repayment of existing Lil' Champ debt................................   10,700
Repurchase of Senior Notes...........................................   51,000
Payment of accrued interest related to Senior Notes and
 existing Lil' Champ debt............................................    2,375
Costs related to the Tender Offer....................................    7,000
Transaction expenses.................................................   15,000
                                                                      --------
Total cash outflows..................................................  214,726
                                                                      --------
Net cash inflows..................................................... $ 17,674
                                                                      ========

(b) For purposes of the pro forma information, the excess of the purchase price over the historical net assets of Lil' Champ has been considered to be goodwill and other intangible assets, pending the completion of appraisals and other purchase price allocation adjustments. The adjustment reflects the following:

Purchase price of Lil' Champ Acquisition............................. $132,700
Allocation of transaction expenses to the Lil' Champ Acquisition.....    4,500
Severance, net of tax................................................    1,220
Elimination of historical shareholders' equity of Lil' Champ.........  (97,925)
                                                                      --------
                                                                      $ 40,495
                                                                      ========

(c) Reflects the (i) write-off of deferred financing costs upon the repurchase of $51.0 million of the Senior Notes ($2.1 million) and (ii) allocation of transaction expenses related to the Notes Offering ($9.1 million).

(d) Reflects the (i) repayment of accrued interest in connection with the repayment of existing Lil' Champ debt and the repurchase of $51.0 million of the Senior Notes ($2.4 million) and (ii) severance incurred in connection with the Lil' Champ Acquisition ($1.9 million).

(e) Reflects the tax effects of (i) costs related to the Tender Offer and Consent Solicitation and write-off of deferred financing costs in connection with the repurchase of $51.0 million of the Senior Notes and
     (ii) severance incurred in connection with the acquisition of Lil' Champ.

(f) Reflects the (i) proceeds, net of $1.4 million of transaction expenses, from the Equity Investment of $31.0 million, (ii) elimination of historical shareholders' equity of Lil' Champ and (iii) nonrecurring charges, net of tax, related to the costs of the Tender Offer and the Consent Solicitation and write-off of deferred financing costs in connection with the repurchase of $51.0 million of the Senior Notes (approximately $4.6 million and $1.4 million, respectively).

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                         Year Ended September 25, 1997
                             (dollars in thousands)

                                                        Historical
                                                 -----------------------
                                                        Year Ended
                                                 -----------------------
                                                                Latest
                                                                Twelve
                                                                Months
                                                                 Ended
                                                  September    September
                                                  25, 1997     27, 1997                     Pro Forma Adjustments
                                                 ----------    ---------       ----------------------------------------------------
                                                                                                            Other
                                                                  Lil'                                  Acquisitions/
                                                 The Pantry      Champ         The Transactions        Dispositions(f)    Pro Forma
                                                 ----------    ---------       ----------------        ---------------    ---------
                                                 (52 weeks)    (52 weeks)
Revenues:
Merchandise sales...............................   $202,440     $232,250        $     --                 $ 8,881         $443,571
 Gasoline sales.................................    220,166      286,373              --                  18,521          525,060
 Commissions....................................      4,787        8,156              --                     436           13,379
                                                   --------     --------        ---------                -------         --------
 Total revenues.................................    427,393      526,779              --                  27,838          982,010
                                                   --------     --------        ---------                -------         --------
Cost of Sales:
 Merchandise....................................    132,846      152,847              --                   6,289          291,982
 Gasoline.......................................    197,268      259,003              --                  15,841          472,112
                                                   --------     --------        ---------                -------         --------
 Total cost of sales............................    330,114      411,850              --                  22,130          764,094
                                                   --------     --------        ---------                -------         --------
Gross profit....................................     97,279      114,929              --                   5,708          217,916
                                                   --------     --------        ---------                -------         --------
Store operating expenses........................     60,208       74,574              --                   3,295          138,077
General and administrative
 expenses.......................................     16,796       15,375            (500)(a)                  --           31,671
Environmental remediation charge..............           --        3,381              --                      --            3,381
Depreciation and amortization...................      9,504       11,911           2,306 (b)                  79           23,800
                                                   --------     --------        ---------                -------         --------
 Total operating expenses.......................     86,508      105,241           1,806                   3,374          196,929
                                                   --------     --------        ---------                -------         --------
Income from operations..........................     10,771        9,688          (1,806)                  2,334           20,987
Other income (expense):
 Interest.......................................    (13,039)      (2,388)        (13,042)(c)                 (17)         (28,486)
 Miscellaneous..................................      1,293        1,370              --                      (4)           2,659
                                                   --------     --------        ---------                -------         --------
 Total other expenses...........................    (11,746)      (1,018)        (13,042)                    (21)         (25,827)
                                                   --------     --------        ---------                -------         --------
Income (loss) before income taxes...............       (975)       8,670         (14,848)                  2,313           (4,840)
Income tax benefit (expense)....................         --       (3,582)          5,198 (d)                (810)             806
                                                   --------     --------        ---------                -------         --------
Net income (loss)...............................   $   (975)    $  5,088        $ (9,650)(e)             $ 1,503         $ (4,034)
                                                   ========     ========        ========                 =======         ========

         See Notes to Unaudited Pro Forma Statement of Operations Data

           Notes to Unaudited Pro Forma Statement of Operations Data

(a) Historically, Lil' Champ paid Docks U.S.A., Inc. ("DUSA"), Lil' Champ's parent company, service agreement fees. The service agreement has been terminated concurrent with the Lil' Champ Acquisition and will not be replaced by a similar arrangement.
(b) The Lil' Champ Acquisition will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the total purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed by The Pantry based on their respective fair values as of the acquisition date based upon valuations and other studies not yet available. For purposes of the pro forma information, the excess of the purchase price over the historical net assets of Lil' Champ has been considered to be goodwill and other intangible assets, pending the completion of appraisals and other purchase price allocation adjustments. Assuming the pro forma remaining excess purchase costs to be allocated will be amortized over a weighted-average period of approximately 30 years, the resulting amortization is approximately $1.4 million for the year ended September 25, 1997. Additionally, deferred financing costs incurred in connection with the Notes Offering will be amortized over 10 years. The resulting amortization is approximately $0.9 million for the year ended September 25, 1997.
(c) Reflects additional interest expense to be incurred by the Company in connection with the Notes Offering, and reductions in interest expense for the repayment of existing Lil' Champ debt and the repurchase of Senior Notes as follows:

                                                          Principal   Interest
                                                          ---------   --------
                                                         (dollars in thousands)
      Notes Offering..................................    $200,000    $20,500
      Repayment of existing Lil' Champ Debt...........      10,700     (1,140)
      Repurchase of Senior Notes......................      51,000     (6,318)
                                                                      -------
                                                                      $13,042
                                                                      =======

(d) Adjusts income tax benefit for assumed tax effect of pro forma adjustments using an estimated 35% rate.
(e) Net income (loss) excludes the effect of charges, net of tax, related to the costs of the Tender Offer and Consent Solicitation and write-off of deferred financing costs in connection with the repurchase of $51.0 million of the Senior Notes ($4.6 million and $1.4 million, respectively).
(f) Subsequent to fiscal 1996, The Pantry has acquired 35 stores, acquired 23 third-party gasoline operations and disposed of 21 stores. This adjustment gives effect to the acquisitions and dispositions as if they occurred at the beginning of the period.

                                 EXHIBIT INDEX

 Exhibit
  Number                     Description
 -------                     -----------
   2.1       Stock Purchase Agreement, dated as of August 26, 1997, by and between PH Holding Corporation and Docks U.S.A., Inc.

   2.2 Assignment and Assumption Agreement, dated as of October 23, 1997, by and between The Pantry, Inc. and PH Holding Corporation.

   27.1      Financial Data Schedule for the Year ended September 25, 1997.